Oryx Technology Corp.
                              Employment Agreement

     Oryx Technology Corp. (the "Company"), a duly incorporated and existing Delaware corporation, and Phillip J. Micciche ("Micciche" or "Executive"), an individual residing in the State of California, hereby enter into this Employment Agreement ("Agreement") on the date set forth below. Together, Micciche and the Company are the only parties hereto.

     Whereas, Company desires to keep Micciche as its President and Chief Executive Officer ("CEO"); and

     Whereas, Micciche desires to continue as the Company's President and CEO under the terms and conditions set forth below.

     NOW THEREFORE, Micciche and Company agree as follows.

                                    ARTICLE 1
                                   DEFINITIONS

     1.1 "Base Salary" shall mean regular cash compensation paid on a periodic basis, exclusive of benefits, bonuses or incentive payments.

     1.2 "Board" shall mean the Board of Directors of the Company.

     1.3 "Disability" shall mean occurrence of both of the following: (1) the inability of Micciche to perform the essential functions of his position under this Agreement, with reasonable accommodation, because of physical or mental incapacity, as reasonably determined by the Company after consultation with a qualified physician selected by the Company; and (2) a determination by Company's disability insurance carrier that Micciche is entitled to long term disability benefits.

                                    ARTICLE 2
                           EMPLOYMENT, DUTIES AND TERM

     2.1 Employment. Effective on the Term commencement date in Section 2.3 below, Company hereby retains Micciche as the Company's President and CEO and Micciche hereby confirms his continuation in such employment positions. Micciche shall work out of the Company's San Jose, California offices (presently 4340 Almaden Expressway, Suite 220). Company shall not change the San Jose Area location (including within commute distance thereof) of Micciche's employment without Micciche's prior written consent.

     2.2 Duties. Micciche shall devote his primary attention and best efforts to the Company and to fulfilling the duties of his position which shall include such duties as may from time to time be assigned him by the Board. Micciche shall comply with the Company's policies

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and procedures to the extent they are not inconsistent  with this Agreement,  in which case the provisions of this Agreement shall prevail.

     2.3 Term. This Agreement shall be effective for a two (2) year period commencing on March 1, 2002 and ending on February 29, 2004, unless earlier terminated pursuant to Article 4 of this Agreement (the "Term").

                                    ARTICLE 3
                       COMPENSATION, EXPENSES AND BENEFITS

     3.1 Base Salary. For services rendered under this Agreement from March 1, 2002 through the end of February 2004, the Company shall pay Micciche a Base Salary of $16,667 per month, in each case payable in accordance with Company's normal payroll practices. All amounts payable to Micciche under this Agreement shall be reduced by such amounts as are required to be withheld by applicable law.

     3.2 Bonus/Additional Option Grants. Bonus or incentive compensation and additional option grants, if any, shall be paid or granted to Micciche in the sole discretion of the Board.

     3.3 Options. If, at February 29, 2004, Micciche is still employed as the Company's President & CEO or serves on the Company's Board of Directors, then all unvested options which Micciche holds in the Company shall automatically vest. Notwithstanding the foregoing, none of the provisions of this Section 3.3 shall apply if Micciche is terminated for Cause by the Company from his positions as President and CEO as set forth below in Section 4.2.

     3.4 Benefits. During the Term, the Company shall pay for Micciche's long term health care insurance benefits up to a maximum of $90,000. The Company shall also pay Micciche's other health insurance benefits on the same terms and conditions as Company pays same for all other employees. Such benefits may change from time to time or may be eliminated without notice by the Company.

     3.5 Disability. If Micciche shall become disabled while serving as President and CEO during the Term of this Agreement, the Company shall continue to pay Micciche's full salary during the Term.

     3.6 Car Allowance. The Company shall lease or purchase an automobile for Micciche's use which shall not exceed a purchase price of $65,000. (1) At the end of February 2002, Micciche shall have the right (a) to extend the lease of his current automobile or (b) enter into a new lease for another automobile and/or (2) (a) at the end of February, 2004 or (b) if earlier, the expiration or termination of Micciche's employment, Micciche shall have the right to purchase any automobile then under lease by the Company for Micciche's benefit at 80% of its average Blue Book value.

     3.7 Business Expenses. The Company shall, in accordance with, and to the extent of, its policies in effect from time to time, reimburse all ordinary and necessary business expenses reasonably incurred by Micciche in performing his duties as an employee of the Company, including, without limitation, the use of a cell phone, provided that Micciche accounts promptly for such expenses to the Company in the manner prescribed from time to time by the Company.

     3.8 Vacation, Sick Leave. Micciche shall be entitled to vacation and sick leave according to the Company's standard policies and procedures.

     3.9 Change of Control. During the Term hereof, if Micciche is employed by the Company at the time, upon the Company's acquisition by a third party or the sale of all or substantially all of the Company's assets to a third party, all of Micciche's unvested options for the Company's common stock, if any, shall automatically vest. For purposes hereof, an acquisition by a third party shall be deemed to occur when the Company is merged with or into a third party in a merger or other form of business combination or reorganization such that the Company's stockholders before such event do not control the resulting business entity after such event. For these purposes, control shall mean Company's stockholders before such event have either (x) majority voting control of the resulting business entity after such event or (y) a contractual right under the acquisition transaction documents to elect or designate a majority of the resulting entity's Board of Directors after such event.

                                    ARTICLE 4
                                EARLY TERMINATION

     4.1 Early Termination. This Article 4 governs termination of this Agreement at any time during the Term of this Agreement.

     4.2 Termination for Cause. The Company may terminate this Agreement and Micciche's employment only for "Cause" as that term is defined herein, upon written notice to Micciche.

         4.2.1 "Cause" means any one of the following: (a) fraud, (b) misrepresentation, (c) theft or embezzlement of the Company's assets, (d) intentional violations of law involving moral turpitude, (e) the continued failure by Micciche to satisfactorily perform his duties as reasonably assigned to Micciche pursuant to Section 2.2 of this Agreement for a period of thirty (30) days after a written demand for such satisfactory performance which specifically and with reasonable detail identifies the manner in which it is alleged Micciche has not satisfactorily performed such duties, and (f) any material breach of this Agreement.

         4.2.2   In the  event  of  termination  for  "Cause"  pursuant  to this
                 Section 4.2, Micciche shall be paid his Base Salary and any vacation and sick pay due through the date of termination specified in any notice of termination. In such case, Micciche shall not be entitled to any additional compensation or severance thereafter and Micciche shall not receive the rights set forth in Section 3.3, 3.4, 3.5, 3.6, and/or 3.9 above.

     4.3 Termination Without Cause. This Section 4.3 shall not be applicable where "Cause" for termination exists or in the event of Micciche's death or Disability.

         4.3.1 Micciche may terminate this Agreement and Micciche's employment at any time by giving at least 30 days' written notice to the Company; provided, however, that the Company shall have the option of making termination of this Agreement and termination of Micciche's employment effective immediately upon the date of such notice, in which case Micciche shall be paid his Base Salary through such 30 day notice period. If the notice of termination is given by Micciche pursuant to this Section 4.3.1, Micciche shall be entitled to receive his Base Salary through the date of termination and shall not be entitled to any additional compensation or severance nor the benefits set forth in Sections 3.3, 3.4, 3.5, and 3.6 above.

         4.3.2 The Company may terminate this Agreement and Micciche's employment at any time without "Cause" upon giving Micciche at least 30 days' written notice; provided, however, that in such case, Micciche shall be entitled to all the benefits for the remainder of the Term of this Agreement to which he would otherwise be entitled under Sections 3.1, 3.3, 3.4, 3.5, 3.6,
                 3.7 and 3.8 as if he were still employed at the Company as its President and CEO and ended his employment on February 29, 2004.

     4.4 Termination in the Event of Death. This Agreement and Micciche's employment shall terminate immediately in the event of Micciche's death. In the event of termination due to Micciche's death, the Company shall pay an amount equal to the sum of six months Base Salary as a lump sum to Micciche's estate as soon as practicable following the Company's receipt of notice of Micciche's death. At Micciche's death, no further payments or other consideration shall be made by the Company to Micciche or his estate, including, without limitation, the benefits set forth in Section 3.3,3.4,3.5, and/or 3.6.

     4.5 Termination in the Event of Disability. The Company shall be entitled to terminate this Agreement and Micciche's employment upon Micciche's Disability. In the event of termination due to Micciche's Disability, Micciche's Base Salary shall be paid from such Disability termination date to the earlier to occur of (x) six months thereafter or (y) the last day of February 2004.

                                    ARTICLE 5

                        PROPRIETARY INFORMATION/CONFLICT
                          OF INTEREST/NON-SOLICITATION

     5.1 Proprietary Information. Micciche shall keep confidential, except as the Company may otherwise consent in writing, and not disclose or make any use of except for the benefit of the Company, at any time either during or subsequent to his employment by the Company, any Proprietary Information which he may produce, obtain or otherwise acquire during the course of his employment. As used herein, "Proprietary Information" shall include any trade secrets, confidential information, knowledge, data, or other information of the Company relating to its investments, customer lists, business plans, marketing plans and strategies, and pricing strategies, or other subject matter pertaining to any business of the Company for any of its clients, customers, consultants, licensees or affiliates, which information is not in the public domain. In the event of the termination of Micciche's employment for any reason whatsoever, Micciche shall promptly return all records, materials, equipment, drawings, software and the like pertaining to or embodying any Proprietary Information. Proprietary Information shall exclude any publicly available information.

     5.2 Non-Solicitation of Company's Employees. Micciche agrees that the Company has invested substantial time and effort in assembling its staff and personnel. Accordingly, Micciche agrees that for a period of one (1) year after termination of Micciche's employment for any reason, Micciche shall not directly or indirectly induce or solicit any of the Company's employees to leave their employment or to become employed by any other entity nor shall Micciche refer any of the Company's employees to any other entity or person for purposes of inducing or soliciting such employee(s) to leave the Company's employment or to become employed by any other person or entity.

     5.3 Assignment of Inventions. All of Micciche's right, title and interest to any Covered Invention, as that term is defined below, that Micciche makes or conceives while employed by the Company, belongs to the Company. This Agreement operates as a prospective assignment of all of those rights to the Company. Micciche agrees to execute such documents and provide such reasonable assistance as may be necessary to perfect this assignment.

     "Invention" means any idea, improvement, design, discovery or authored work (whether software or other form), whether or not patentable or copyrightable, as well as other newly discovered or newly applied information or concepts. An Invention is a "Covered Invention" if it relates to the Company's actual or anticipated business; or was developed in any part using the Company's resources (time, supplies, equipment, facilities, or data); or if it results from or is suggested by a task assigned to, or work performed for the Company by, Micciche; provided, however, if any term of this Section 5.3 shall be deemed unenforceable under Cal. Labor Code ss. 2870, a copy of which is attached in Exhibit A, such term shall be ineffective only to the extent of such unenforceability without invalidating the remainder of any provision or the remaining provisions of this
Section 5.3.

     5.4 Consent to Injunction. Micciche agrees that the Company will or would suffer an irreparable injury if Micciche were to violate or threaten to violate
Section 5.1, Section 5.2, or Section 5.3 hereof and that the Company would, by reason of such breach or threat of breach, be entitled to injunctive relief in a court of appropriate jurisdiction and upon proof thereof, Micciche hereby stipulates to the entering of such injunctive relief.

     5.5 Other Obligations. Micciche acknowledges that the Company from time to time may have agreements with other persons or with the U.S. Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work thereunder or regarding the confidential nature of such work. Micciche agrees to be bound by all such obligations and restrictions and to take all action necessary to discharge the obligations of the Company thereunder.

     5.6 Executive's Representations. Micciche represents and warrants that his employment by the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge, or data acquired by Micciche in confidence or in trust prior to his employment with the Company, nor does it breach any restrictive covenant or non-competition agreement. Micciche will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employer or others. Micciche agrees not to enter into any written or oral agreement in conflict herewith.

     5.7 Conflict of Interest.  During  Micciche's  employment with the Company,
Micciche will engage in no activity or employment which will conflict with the interests of the Company and will comply with the Company's policies and guidelines pertaining to business conduct and ethics.

     5.8 Survival of Obligations. The provisions of this Article 5 shall survive termination of this Agreement and shall survive termination of Micciche's employment.

                                    ARTICLE 6
                               GENERAL PROVISIONS

     6.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and each subsidiary, whether by way of merger, consolidation, operation of law, assignment, purchase or other acquisition of all or substantially all of the assets or business of the Company, and any such successor or assign shall absolutely and unconditionally assume all of the Company's obligations hereunder. This Agreement shall be binding upon and inure to the benefit of Micciche, his administrators, executors, legatees, and heirs. In that this Agreement is a personal services contract, it shall not be assigned by Micciche.

     6.2 Notices. All notices, requests and demands made pursuant hereto shall, except as otherwise specified herein, be in writing and delivered or mailed to any such party at, if to Micciche, his address as set forth in the Company's personnel records, and, if to Company, at its headquarters. Either party may change its address, by notice to the other party given in the manner set forth in this Section 6.2. Any notice, if mailed properly addressed, postage prepaid, registered or certified mail, shall be deemed dispatched on the registered date or that date stamped on the certified mail receipt, and shall be deemed received on the third business day thereafter or when it is actually received, whichever is sooner.

     6.3 Caption. The various headings or captions in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

     6.4 Governing Law/Forum. The validity, construction and performance of this Agreement shall be governed by the laws of the State of California. The exclusive forum for the litigation or arbitration of any dispute arising under this Agreement shall be the appropriate state or federal court located in San Jose, California.

     6.5 Arbitration. Any dispute concerning the interpretation, construction, breach or enforcement of this Agreement or arising in any way from Micciche's employment with the Company or termination of such employment shall be submitted to final and binding arbitration, which shall be specifically enforceable. Such arbitration is to be conducted before a single arbitrator in Palo Alto, California. The arbitration shall be conducted pursuant to the American
Arbitration Association ("AAA") Commercial Dispute Resolution Rules. Micciche and the Company agree that, except as provided in Section 5.1 or 5.2 herein, the procedures outlined in this Section 6.5 are the exclusive method of dispute resolution regarding this Agreement and Micciche's employment with the Company or the termination thereof. No discovery shall be permitted in any arbitration except an exchange of documents as may be ordered by the arbitrator.

     6.6 Attorney Fees. If any action at law, in equity or by arbitration is taken to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled, including fees and expenses on appeal.

     6.7 Construction. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     6.8 Waivers. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by any related document or by law.

     6.9 Modification. This Agreement may not be and shall not be modified or amended except by written instrument signed by the parties hereto.

     6.10 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties as to its subject matter. This Agreement supersedes, merges, and voids all prior agreements or understandings of the parties with respect to the subject matter hereof, whether oral or written, including but not limited to that employment agreement for the period ending February 28, 2002.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.



                                              Oryx Technology Corp.


/s/ Philip J. Micciche                        By:  /s/ Jay Haft
----------------------                             ------------
Phillip J. Micciche                                Jay Haft
                                                   Chairman
                                                   Compensation Committee

                                    EXHIBIT A



                           California Labor Code 2870